Upland Software Announces Proposed Public Offering of 2,750,000 Shares of Common Stock
AUSTIN, Texas, May 6, 2019 -- Upland Software, Inc. (Nasdaq: UPLD) ("Upland"), a leader in cloud-based enterprise work management software, today announced that it intends to offer and sell 2,750,000 shares of its common stock, subject to market and other conditions, in an underwritten public offering. All shares in the offering are to be issued and sold by Upland. Upland intends to use the net proceeds of the offering to continue its acquisition strategy and for general corporate purposes.
Credit Suisse and Jefferies are acting as active book running managers for the offering. Canaccord Genuity and Needham & Company are acting as passive book running managers. William Blair, Craig-Hallum Capital Group, Raymond James, Roth Capital Partners and SunTrust Robinson Humphrey are acting as co-managers for the offering. The offering is subject to market and other conditions, and there can be no assurance that the offering will be completed.
A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission ("SEC") on December 12, 2018 and declared effective by the SEC on January 31, 2019. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Credit Suisse Securities (USA) LLC; By mail: Attn: Prospectus Department, Eleven Madison Avenue, 3rd floor, New York, NY 10010; By phone: 1-800-221-1037; By e-mail: usa.prospectus@credit-suisse.com or Jefferies LLC, Attn: Equity Syndicate Prospectus Departments, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Upland Software, Inc.
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise.
For more information, contact:
Media@uplandsoftware.com
833-UPLAND-1
Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our proposed offering, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: the uncertainties related to whether Upland will be able to raise capital through the sale of shares of common stock; the final terms of the proposed offering, market and other conditions; the satisfaction of customary closing conditions related to the proposed public offering; and the impact of general economic, industry or political conditions in the United States or internationally. These and other risks are described in greater detail under the caption "Risk Factors" included in Upland's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019, under the caption "Risk Factors" included in the preliminary prospectus supplement to be filed in relation to the offering described above, and other filings Upland may make with the SEC in the future. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.